Exhibit 99.1

NYSE:BLD

A leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada

TopBuild Reports Second Quarter 2023 Results

●	Sales increased 3.4% to $1.3 billion
●	Gross margin expanded 190 basis points to 32.0%
●	Adjusted EBITDA margin expanded 190 basis points to 20.9%

Second Quarter 2023 Financial Highlights ($ in 000s)

(comparisons are to the quarter ended June 30, 2022)

3 Months Ended 6/30/23	Reported	Change

“TopBuild once again delivered strong operating results, as we continue to benefit from a favorable operating environment and maintain our focus on driving improvements at both business segments, Installation and Specialty Distribution. We are also encouraged by the increasing optimism we are hearing from the homebuilders.

“Our commercial and industrial business performance remains strong, with a solid backlog of projects and continued robust bidding activity. We are particularly pleased with how well our Installation branches have successfully grown their light commercial work in their respective regions and believe this will continue to be a growth driver over the long term.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

Sales	$1,317,262	3.4%
Gross Margin	32.0%	190 bps
SG&A as % of revenue	14.0%	10 bps
Operating Profit	$237,103	14.4%
Operating Margin	18.0%	170 bps
Net Income	$164,400	14.4%
Net Income per diluted share	$5.18	17.5%

3 Months Ended 6/30/23	Adjusted	Change
Sales	$1,317,262	3.4%
Gross Margin	32.0%	190 bps
SG&A as % of revenue	13.9%	10 bps
Operating Profit	$239,203	14.6%
Operating Margin	18.2%	180 bps
Net Income	$166,685	15.4%
Net Income per diluted share	$5.25	18.5%
EBITDA	$275,505	13.7%
EBITDA Margin	20.9%	190 bps

NYSE:BLD	August 3, 2023	topbuild.com

Six Month Financial Highlights ($ in 000s)

(comparisons are to the six months ended June 30, 2022)

6 Months Ended 6/30/23	Reported	Change
Sales	$2,582,500	5.7%
Gross Margin	30.7%	140 bps
SG&A as % of revenue	13.8%	(30 bps)
Operating Profit	$436,534	17.6%
Operating Margin	16.9%	170 bps
Net Income	$300,270	16.2%
Net Income per diluted share	$9.47	20.3%

6 Months Ended 6/30/23	Adjusted	Change
Sales	$2,582,500	5.7%
Gross Margin	30.7%	140 bps
SG&A as % of revenue	13.5%	(40 bps)
Operating Profit	$442,292	7.5%
Operating Margin	17.1%	170 bps
Net Income	$305,045	17.3%
Net Income per diluted share	$9.62	21.5%
EBITDA	$513,830	15.7%
EBITDA Margin	19.9%	170 bps

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended June 30, 2022)

Installation	3 Months Ended 6/30/23	6 Months Ended 6/30/23	Specialty Distribution	3 Months Ended 6/30/23	6 Months Ended 6/30/23
Sales	$809,055	$1,576,145	Sales	$574,488	$1,132,862
Change			Change
Volume	2.9%	4.1%	Volume	-2.9%	-2.9%
Price	2.9%	4.3%	Price	0.6%	3.0%
M&A	2.2%	2.2%	M&A	0.0%	0.0%
Total Change	8.0%	10.6%	Total Change	-2.3%	0.1%
Operating Margin	21.3%	20.3%	Operating Margin	15.0%	14.1%
Change	260 bps	260 bps	Change	20 bps	20 bps
Adj. Operating Margin	21.3%	20.3%	Adj. Operating Margin	15.0%	14.1%
Change	260 bps	250 bps	Change	20 bps	20 bps
Adj. EBITDA Margin	23.4%	22.4%	Adj. EBITDA Margin	17.6%	16.7%
Change	260 bps	240 bps	Change	40 bps	20 bps

NYSE:BLD	August 3, 2023	topbuild.com

3

Capital Allocation

Year-to-date the Company has completed three acquisitions; SRI Holdings, Best Insulation, and Rocky Mountain Spray Foam which, combined, are expected to contribute approximately $170 million of annual revenue.

2023 Outlook

“We are pleased with our progress to date on the acquisition front, welcoming three profitable and well-managed companies to the TopBuild family.

“In late July we also announced that we had signed an agreement to acquire SPI, a leading specialty distributor generating approximately $703 million in annual revenue. This acquisition will further enhance our growth platform in the three end-markets we serve and increase our recurring revenue stream from maintenance and repair operations.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

Sales and Adjusted EBITDA Outlook (1) ($ in millions)
2023	Low	High
Sales	$5,025	$5,175
Adjusted EBITDA*	$950	$1,000
*See table for adjusted EBITDA reconciliation.

(1) This outlook reflects management’s current view of present and future market conditions and are based on assumptions such as housing starts and completions, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.  Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2022 Annual Report on Form 10-K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss second quarter 2023 financial results is scheduled for today, Thursday, August 3, 2023, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (877) 407-9037.  The conference call will be webcast simultaneously on the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation installation services nationwide through our Installation segment which has approximately 235 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses approximately 170 branches. To learn more about TopBuild please visit our website at www.topbuild.com.

NYSE:BLD	August 3, 2023	topbuild.com

4

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$1,317,262	$1,274,285	$2,582,500	$2,443,203
Cost of sales	895,462	890,188	1,790,485	1,727,905
Gross profit	421,800	384,097	792,015	715,298

Selling, general, and administrative expense	184,697	176,876	355,481	344,123
Operating profit	237,103	207,221	436,534	371,175

Other income (expense), net:
Interest expense	(18,558)	(13,410)	(36,597)	(25,375)
Other, net	4,605	(279)	6,528	406
Other expense, net	(13,953)	(13,689)	(30,069)	(24,969)
Income before income taxes	223,150	193,532	406,465	346,206

Income tax expense	(58,750)	(49,835)	(106,195)	(87,796)
Net income	$164,400	$143,697	$300,270	$258,410

Net income per common share:
Basic	$5.20	$4.43	$9.51	$7.93
Diluted	$5.18	$4.41	$9.47	$7.87

Weighted average shares outstanding:
Basic	31,599,744	32,405,292	31,575,337	32,570,988
Diluted	31,731,807	32,614,449	31,722,660	32,827,549

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$164,400	$143,697	$300,270	$258,410
Other comprehensive income (loss):
Foreign currency translation adjustment	4,283	(2,193)	6,037	1,026
Comprehensive income	$168,683	$141,504	$306,307	$259,436

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$526,327	$240,069
Receivables, net of an allowance for credit losses of $16,778 at June 30, 2023, and $16,281 at December 31, 2022	857,664	836,071
Inventories, net	385,049	438,644
Prepaid expenses and other current assets	25,556	34,257
Total current assets	1,794,596	1,549,041

Right of use assets	204,044	205,892
Property and equipment, net	258,746	253,484
Goodwill	1,991,949	1,966,994
Other intangible assets, net	595,706	614,967
Other assets	12,905	16,453
Total assets	$4,857,946	$4,606,831

LIABILITIES
Current liabilities:
Accounts payable	$468,602	$487,114
Current portion of long-term debt	45,142	40,068
Accrued liabilities	180,594	199,370
Short-term operating lease liabilities	61,825	60,880
Short-term finance lease liabilities	2,180	2,207
Total current liabilities	758,343	789,639

Long-term debt	1,394,794	1,417,257
Deferred tax liabilities, net	254,777	251,481
Long-term portion of insurance reserves	57,217	59,783
Long-term operating lease liabilities	148,709	149,943
Long-term finance lease liabilities	4,519	6,673
Other liabilities	1,541	2,349
Total liabilities	2,619,900	2,677,125

EQUITY	2,238,046	1,929,706
Total liabilities and equity	$4,857,946	$4,606,831

	As of June 30,
	2023	2022
Other Financial Data
Receivable days	50	46
Inventory days	39	48
Accounts payable days	64	62
Receivables, net plus inventories, net less accounts payable	$774,111	$696,615
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM) †	14.9%	15.0%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows Provided by (Used in) Operating Activities:
Net income	$300,270	$258,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,652	60,621
Share-based compensation	6,886	7,061
Loss on sale of property and equipment	621	525
Amortization of debt issuance costs	1,440	1,427
Provision for bad debt expense	4,031	6,404
Loss from inventory obsolescence	3,290	3,610
Change in certain assets and liabilities:
Receivables, net	(37,247)	(107,739)
Inventories, net	54,623	(82,621)
Prepaid expenses and other current assets	8,897	648
Accounts payable	(8,806)	47,540
Accrued liabilities	(13,872)	16,884
Other, net	1,012	4,927
Net cash provided by operating activities	385,797	217,697

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(30,672)	(36,034)
Acquisition of businesses, net of cash acquired	(45,948)	(18,746)
Proceeds from sale of property and equipment	782	618
Net cash used in investing activities	(75,838)	(54,162)

Cash Flows Provided by (Used in) Financing Activities:
Repayment of long-term debt	(18,829)	(19,287)
Proceeds from revolving credit facility	—	70,000
Repayment of revolving credit facility	—	(70,000)
Taxes withheld and paid on employees' equity awards	(6,350)	(11,667)
Exercise of stock options	1,497	1,452
Repurchase of shares of common stock	—	(150,050)
Payment of contingent consideration	(300)	(35)
Net cash used in financing activities	(23,982)	(179,587)
Impact of exchange rate changes on cash	281	142
Net increase (decrease) in cash and cash equivalents	286,258	(15,910)
Cash and cash equivalents- Beginning of period	240,069	139,779
Cash and cash equivalents- End of period	$526,327	$123,869

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$26,310	$36,129
Accruals for property and equipment	1,449	563

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Installation
Sales	$809,055	$748,968	8.0%	$1,576,145	$1,425,661	10.6%

Operating profit, as reported	$172,278	$139,919		$319,176	$252,598
Operating margin, as reported	21.3%	18.7%		20.3%	17.7%

Rationalization charges	−	−		−	473
Acquisition related costs	227	16		490	96
Operating profit, as adjusted	$172,505	$139,935		$319,666	$253,167
Operating margin, as adjusted	21.3%	18.7%		20.3%	17.8%

Share-based compensation	310	282		689	689
Depreciation and amortization	16,791	15,319		33,284	31,004
EBITDA, as adjusted	$189,606	$155,536	21.9%	$353,639	$284,860	24.1%
EBITDA margin, as adjusted	23.4%	20.8%		22.4%	20.0%

Specialty Distribution
Sales	$574,488	$587,791	(2.3)%	$1,132,862	$1,131,653	0.1%

Operating profit, as reported	$85,980	$86,749		$159,313	$157,170
Operating margin, as reported	15.0%	14.8%		14.1%	13.9%

Acquisition related costs	−	334		340	575
Operating profit, as adjusted	$85,980	$87,083		$159,653	$157,745
Operating margin, as adjusted	15.0%	14.8%		14.1%	13.9%

Share-based compensation	316	287		554	641
Depreciation and amortization	14,740	14,005		29,312	28,034
EBITDA, as adjusted	$101,036	$101,375	(0.3)%	$189,519	$186,420	1.7%
EBITDA margin, as adjusted	17.6%	17.2%		16.7%	16.5%

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Total net sales
Sales before eliminations	$1,383,543	$1,336,759		$2,709,007	$2,557,314
Intercompany eliminations	(66,281)	(62,474)		(126,507)	(114,111)
Net sales after eliminations	$1,317,262	$1,274,285	3.4%	$2,582,500	$2,443,203	5.7%

Operating profit, as reported - segments	$258,258	$226,668		$478,489	$409,768
General corporate expense, net	(9,957)	(9,012)		(20,786)	(19,449)
Intercompany eliminations	(11,198)	(10,435)		(21,169)	(19,144)
Operating profit, as reported	$237,103	$207,221		$436,534	$371,175
Operating margin, as reported	18.0%	16.3%		16.9%	15.2%

Rationalization charges	-	-		-	473
Acquisition related costs †	2,100	1,577		5,758	4,654
Operating profit, as adjusted	$239,203	$208,798		$442,292	$376,302
Operating margin, as adjusted	18.2%	16.4%		17.1%	15.4%

Share-based compensation	3,751	3,334		6,886	7,061
Depreciation and amortization	32,551	30,122		64,652	60,621
EBITDA, as adjusted	$275,505	$242,254	13.7%	$513,830	$443,984	15.7%
EBITDA margin, as adjusted	20.9%	19.0%		19.9%	18.2%

Sales change period over period	42,977			139,297
EBITDA, as adjusted, change period over period	33,251			69,846
Incremental EBITDA, as adjusted, as a percentage of change in sales	77.4%			50.1%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross Profit Reconciliation

Net sales	$1,317,262	$1,274,285	$2,582,500	$2,443,203

Gross profit, as reported	$421,800	$384,097	$792,015	$715,298

Acquisition related costs	-	-	-	121
Gross profit, as adjusted	$421,800	$384,097	$792,015	$715,419

Gross margin, as reported	32.0%	30.1%	30.7%	29.3%
Gross margin, as adjusted	32.0%	30.1%	30.7%	29.3%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$184,697	$176,876	$355,481	$344,123

Rationalization charges	-	-	-	473
Acquisition related costs	2,100	1,577	5,758	4,533
Selling, general, and administrative expense, as adjusted	$182,597	$175,299	$349,723	$339,117

Operating Profit Reconciliation

Operating profit, as reported	$237,103	$207,221	$436,534	$371,175

Rationalization charges	-	-	-	473
Acquisition related costs	2,100	1,577	5,758	4,654
Operating profit, as adjusted	$239,203	$208,798	$442,292	$376,302

Operating margin, as reported	18.0%	16.3%	16.9%	15.2%
Operating margin, as adjusted	18.2%	16.4%	17.1%	15.4%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$223,150	$193,532	$406,465	$346,206

Rationalization charges	-	-	-	473
Acquisition related costs	2,100	1,577	5,758	4,654
Income before income taxes, as adjusted	225,250	195,109	412,223	351,333

Tax rate at 26.0%	(58,565)	(50,728)	(107,178)	(91,347)
Income, as adjusted	$166,685	$144,381	$305,045	$259,986

Income per common share, as adjusted	$5.25	$4.43	$9.62	$7.92

Weighted average diluted common shares outstanding	31,731,807	32,614,449	31,722,660	32,827,549

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales
Same branch:
Installation	$792,529	$748,968	$1,544,775	$1,425,661
Specialty Distribution	574,488	587,791	1,132,862	1,131,653
Eliminations	(66,281)	(62,474)	(126,507)	(114,111)
Total same branch	1,300,736	1,274,285	2,551,130	2,443,203

Acquisitions (a):
Installation	$16,526	$-	$31,370	$-
Total acquisitions	16,526	-	31,370	-
Total	$1,317,262	$1,274,285	$2,582,500	$2,443,203

EBITDA, as adjusted
Same branch	$272,939	$242,254	$509,715	$443,984
Acquisitions (a)	2,566	-	4,115	-
Total	$275,505	$242,254	$513,830	$443,984

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	21.0%		20.0%
Acquisitions (c)	15.5%		13.1%
Total (d)	20.9%	19.0%	19.9%	18.2%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (e)	116.0%		60.9%
Acquisitions (c)	15.5%		13.1%
Total (f)	77.4%		50.1%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch metric, as adjusted, as a percentage of same branch sales

(c) Acquired metric, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income, as reported	$164,400	$143,697	$300,270	$258,410
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	13,953	13,689	30,069	24,969
Income tax expense	58,750	49,835	106,195	87,796
Depreciation and amortization	32,551	30,122	64,652	60,621
Share-based compensation	3,751	3,334	6,886	7,061
Rationalization charges	-	-	-	473
Acquisition related costs	2,100	1,577	5,758	4,654
EBITDA, as adjusted	$275,505	$242,254	$513,830	$443,984

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2022		2023		Trailing Twelve Months Ended
	Q3	Q4	Q1	Q2	June 30, 2023
Net Sales	$1,300,998	$1,264,543	$1,265,238	$1,317,262	$5,148,041
Acquisitions proforma adjustment †	17,576	18,279	6,187	-	42,042
Net sales, acquisition adjusted	$1,318,574	$1,282,822	$1,271,425	$1,317,262	$5,190,083

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 3, 2023	topbuild.com

TopBuild Corp.

2023 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2023
	Low	High
Estimated net income	$543.0	586.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	62.0	59.0
Income tax expense	191.0	206.0
Depreciation and amortization	131.0	128.0
Share-based compensation	15.0	14.0
Acquisition related costs	8.0	7.0
Estimated EBITDA, as adjusted	$950.0	$1,000.0

NYSE:BLD	August 3, 2023	topbuild.com